                                                              EXHIBIT 10.71

                      LICENSE, SUPPLY AND OPTION AGREEMENT

         This License, Supply and Option Agreement (the "Agreement") is made as of March 24, 1995, (the "Effective Date") between Collagen Corporation, a Delaware corporation ("Collagen"), and LipoMatrix, Incorporated, a British Virgin Islands corporation ("LipoMatrix").

                                    RECITALS.

         Collagen and a predecessor of LipoMatrix ("Old LipoMatrix") have entered into a Amended Product Development and Marketing Agreement dated January 19, 1993, as amended. The parties desire to terminate that agreement and enter into a License, Supply and Option Agreement (as set forth herein), and a distributor agreement (covering distribution of certain LipoMatrix products within the United States) in the form attached hereto as Exhibit A (the "U.S. Distributor Agreement").

1.       DEFINITIONS.

         1.1 "Change in Control of Collagen" shall mean (i) a merger or consolidation to which Collagen is a party if the individuals and entities who were stockholders of Collagen immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the 1934 Act) of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; (ii) the acquisition of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the 1934
Act) in the aggregate of securities of Collagen representing fifty percent (50%) or more of the total combined voting power of Collagen's then issued and outstanding voting securities by any person or entity, or group, as shown on a
Schedule 13D filed with the SEC pursuant to the 1934 Act; (iii) the sale of all or substantially all of the assets of Collagen to any person or entity which is not a majority-owned subsidiary of Collagen; (iv) the liquidation of Collagen accompanied by a distribution to its shareholders; or (v) a change in composition of a majority of Collagen's Board of Directors as a result of an election contest, following the filing of a Schedule 14B with the SEC pursuant to the 1934 Act.

         1.2 "Coating Technology" shall mean implant coating techniques using Collagen Materials.

         1.3 "Collagen Materials" shall mean atelopeptide collagen formulations, including fibrillar and nonfibrillar collagen, crosslinked collagen, succinylated collagen and other chemically modified collagen from any mammalian source (including bovine, porcine, ovine, avian and human collagens).

         1.4 "LipoMatrix Products" shall mean LipoMatrix's present and future breast implant products and other products intended for use in cosmetic or reconstructive breast surgery.

         1.5 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

2.       TERMINATION OF PRIOR AGREEMENT.

         2.1 Collagen and LipoMatrix hereby terminate, effective as of the Effective Date, the Amended Product Development and Marketing Agreement between Collagen and Old LipoMatrix dated January 19, 1993.

3.       SUBLICENSE OF COATING TECHNOLOGY.

         3.1 Grant of Sublicense. Subject to the terms and conditions hereof, Collagen hereby grants to LipoMatrix, and LipoMatrix hereby accepts from Collagen, a worldwide, exclusive, royalty-free sublicense of Collagen's rights under the License Agreement between Collagen and Stanford University dated June 1, 1989, to use the Coating Technology solely for the LipoMatrix Products.

         3.2 No Other Licenses. No license or sublicense is granted under this Agreement by Collagen to LipoMatrix, either directly or by implication, estoppel or otherwise, except as expressly provided in Section 3.1.

         3.3 Intellectual Property Notice. LipoMatrix agrees to mark such patent, copyright, and other proprietary rights notices on documentation and packages for the Coating Technology or Collagen Materials used by LipoMatrix as are appropriate to protect Collagen's intellectual property rights, such notices to be designated by Collagen subject to the consent of LipoMatrix (which shall not unreasonably be delayed or withheld). All Coating Technology or Collagen Materials will have, at the option of Collagen, either a notice stating that such product was made with Collagen technology or a designated trademark of Collagen.

         3.4 Disclaimer of Warranty. COLLAGEN IS PROVIDING THE COATING TECHNOLOGY TO LIPOMATRIX "AS IS," AND DISCLAIMS ALL WARRANTIES WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OF NONINFRINGEMENT OF THIRD PARTY PATENTS, COPYRIGHTS OR OTHER PROPRIETARY RIGHTS. COLLAGEN SHALL HAVE NO LIABILITY OR OBLIGATION WITH RESPECT TO DEFECTS OR ERRORS IN THE COATING TECHNOLOGY.

4.       SUPPLY OF COLLAGEN MATERIALS.

         4.1 LipoMatrix Requirements. Collagen shall use its reasonable best efforts to meet or arrange with a third party to meet LipoMatrix's requirements of the Collagen Materials for the LipoMatrix Products on a timely basis, provided that LipoMatrix gives Collagen reasonable advance notice of its requirements and that Collagen shall be entitled to meet its own requirements for the Collagen Materials before supplying the Collagen Materials to LipoMatrix.

         4.2 Orders and Ordering Period. The terms of sale by Collagen of the Collagen Materials to LipoMatrix (including lead time, forecasts, and ordering mechanisms) shall be mutually determined by the parties.

         4.3     Price and Payment Terms.

                 (a) Price. The price for Collagen Materials ordered by LipoMatrix hereunder shall be negotiated later.

                 (b) Due Date; Penalty. LipoMatrix shall pay for Collagen Materials delivered hereunder net thirty (30) days after receipt of invoice and shipping waybills from Collagen. In the event Collagen notifies LipoMatrix of its failure to make such payment and LipoMatrix does not make such payment within thirty (30) days of receipt of such notice, Collagen may charge LipoMatrix interest on the late payment from the date due until paid in full at the rate of twelve percent (12%) simple, annual interest, or, if lower, the highest rate permitted by law.

                 (c) Taxes. LipoMatrix shall pay or reimburse Collagen for any municipal, county, state or federal sales, excise or other taxes which may be levied upon the sale or transfer of ownership of the Collagen Materials. LipoMatrix also shall pay any such taxes which may be levied or assessed against the Collagen Materials or the ownership or use thereof, except for any tax assessed upon Collagen's net income. Said tax payments shall be made according to requirements of local law and are due and payable on invoice by Collagen, unless LipoMatrix provides Collagen with a proper tax exemption certificate.

         4.4 Product Warranty. Collagen warrants that all quantities of the Collagen Materials delivered to LipoMatrix pursuant to this Agreement will be manufactured in accordance with good manufacturing practices and will meet mutually agreed upon specifications for the Collagen Materials. THE WARRANTIES SET FORTH IN THIS SECTION ARE EXCLUSIVE, AND EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, OF ANY KIND, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. 5.
MARKETING RIGHTS.

         5.1 LipoMatrix has granted Collagen certain rights to distribute, market and sell the LipoMatrix Products in the United States as set forth in the U.S. Distributor Agreement.

         5.2 Collagen has no objection to LipoMatrix offering marketing rights to LipoMatrix Products to any subsidiary of Collagen International, Inc. in any country where such a subsidiary exists on terms acceptable to such subsidiary.

6.       PURCHASE OPTION.

         6.1     Grant of Purchase Option.

                 (a)      At any time after

                          (i)       April 19, 2000, or
                          (ii)      A Change in Control of Collagen, or

                          (iii) LipoMatrix receives a bona fide written offer from a third party expressing its interest to acquire LipoMatrix at a substantial premium in excess of $1.25 per share (as adjusted for stock splits and dividends), provided, if Collagen so requests, such offer is substantiated by an investment banker, the Board of Directors of LipoMatrix (with the representatives of Collagen abstaining) may direct LipoMatrix to offer ("LipoMatrix Offer") to purchase all outstanding shares, options or other rights to equity of LipoMatrix held by Collagen ("Collagen Shares").

                 (b)      The Board of Directors of Collagen shall have thirty
(30) days after receipt of the LipoMatrix Offer and shall be obligated within such thirty (30)-day period either

                          (i)     to accept the LipoMatrix Offer, or

                          (ii) to agree to purchase all outstanding shares, options or warrants of LipoMatrix at the same terms and conditions (including form of consideration and price per share) as in the LipoMatrix Offer ("Collagen Purchase Option").

         In the event Collagen has accepted (or is deemed to have accepted) the LipoMatrix Offer, Collagen shall sell all the Collagen Shares in accordance with the LipoMatrix Offer. If Collagen does not exercise the Collagen Purchase Option within such thirty (30)-day period, Collagen will be deemed to have accepted the LipoMatrix Offer.

         If Collagen elects to exercise the Collagen Purchase Option, LipoMatrix shall be obligated to sell in accordance with the Collagen Purchase Option.

         The election by Collagen to purchase or sell shall be irrevocable and unconditional once made. The closing of the purchase by (i) LipoMatrix of Collagen Shares or (ii) Collagen of LipoMatrix shall take place within ninety
(90) days after acceptance (including deemed acceptance) or rejection of the LipoMatrix Offer by Collagen.

         The Collagen Purchase Option and the right to make a LipoMatrix Offer under this Section 6.1 shall be collectively referred to as the "Option."

         6.2 Grant of LipoMatrix Stockholder Option and Proxy. All present and future holders of more than five percent (5%) of the outstanding voting securities of LipoMatrix (on an as-converted basis) shall be obligated as a condition precedent to the issuance of such securities (i) to agree to the Collagen Purchase Option, (ii) to agree to the ability of the LipoMatrix Board of Directors to trigger the LipoMatrix Offer, and (iii) to enter into a Stockholder Option Agreement in the form attached hereto as Exhibit B.
Sierra Ventures, B.J. Cassin, A/W Company, Terry Knapp, and Alta Berkeley Associates shall also agree to the Collagen Purchase Option. In the event Collagen elects to exercise the Collagen Purchase Option, Collagen shall offer to buy out all LipoMatrix shareholders at the same price and time, whether or not they have previously agreed to the Collagen Purchase Option.

         6.3 Termination of Marketing Rights. If Collagen accepts the LipoMatrix Offer, then the U.S. Distributor Agreement shall terminate on the closing of the purchase of the Collagen Shares.

         6.4 Termination on Initial Public Offering. The Option shall terminate upon the closing of the initial public offering of LipoMatrix's Common Stock.

         6.5 Legend. Each stock certificate, option or warrant of LipoMatrix owned by Collagen shall bear the following legend:
                 THE SECURITIES REPRESENTED BY THIS [CERTIFICATE, OPTION OR WARRANT] ARE SUBJECT TO THE TERMS OF THE MASTER AGREEMENT BETWEEN THE HOLDER AND THE COMPANY, WHICH INCLUDES A RIGHT OF REPURCHASE, A COPY OF WHICH MAY BE OBTAINED UPON THE WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

         6.6 Further Assurances. In the event that the Collagen Purchase Option has been exercised or the LipoMatrix Offer has been accepted, both parties shall take all steps reasonably necessary to facilitate the acquisition of shares, options or warrants pursuant to such Collagen Purchase Option or LipoMatrix Offer.

7.       OWNERSHIP OF INVENTIONS.

         7.1 Rights. Inventions shall belong to the inventing party; provided, however, if such invention is jointly developed by the parties, the invention shall be jointly owned with each party having an equal and undivided one-half co-ownership interest therein and the unrestricted right to use and license others to make, have made, use, sell and otherwise distribute such product. In connection therewith, each of LipoMatrix and Collagen may make, have made, use, sell and otherwise distribute, import, export, reproduce, copy, vend, prepare derivatives, display and otherwise exploit any jointly owned intellectual property rights relating to any jointly owned product without the consent of, and without paying royalties or accounting to, the other, and may grant licenses to others thereunder without such consent, payment or accounting.

         7.2 Patent Filings. The party owning the rights to an application shall have the responsibility for patent filings. The other party and its employees shall cooperate in such filings to the extent requested and at the expense of the party making such filings.

8.       PRODUCT LIABILITY.

         8.1 Indemnity By Collagen. Collagen shall indemnify and hold LipoMatrix harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) resulting from any claims made or suits brought against LipoMatrix, its employees, directors and customers which arise or result solely from Collagen's handling, distribution and marketing of the LipoMatrix Products or Collagen Materials, from failure to manufacture the Collagen Materials in accordance with agreed upon specifications, FDA Good Manufacturing

Practices or other applicable standards for medical device manufacturers, or from negligence or willful misconduct.

         8.2 Apportionment of Damages. In the event that any liability, damage, loss, cost or expense (including reasonable attorney's fees) as aforesaid cannot be established to have resulted solely from the actions or failures to act of LipoMatrix or Collagen or their affiliates, responsibility for payment of such liability, damage, loss, cost or expense (including reasonable attorney's fees) will be apportioned between LipoMatrix and Collagen according to the contribution of either party to the damage and if such allocation is not mutually agreed then it will be determined by mandatory arbitration as provided in Section 14.3. The apportionment of damages as aforesaid will apply with respect to final judgments of a court of competent jurisdiction from which no appeal is or can be taken as well as settlements made prior to, during or following termination of litigation to which the parties have expressly agreed in writing.

9.       REPRESENTATIONS.

         9.1 Collagen. Collagen represents and warrants to LipoMatrix that (a) it has the full authority and capacity to enter into and perform this Agreement in accordance with its terms and conditions and (b) this Agreement is a valid and binding obligation of Collagen, enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

         9.2 LipoMatrix. LipoMatrix warrants that (a) it has the full authority and capacity to enter into and perform this Agreement in accordance with its terms and conditions, and (b) this Agreement is a valid and binding obligation of LipoMatrix, enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

10. PATENT INFRINGEMENT DEFENSE AND PROSECUTION.

         10.1 Claims Involving Collagen Materials. Collagen shall have the right and obligation to defend, or at its option to settle, any claim, suit or proceeding brought against LipoMatrix or its employees, directors, or customers on the issue of infringement of any United States or foreign patent or other proprietary right by reason of LipoMatrix's use of the Collagen Materials in LipoMatrix Products, subject to the limitations hereafter set forth. Collagen shall have sole control of any such action or settlement negotiations, and Collagen agrees to pay any final judgment entered against LipoMatrix or its customers on such issue.

         10.2 Notification and Cooperation. Each party shall promptly notify the other party if it becomes aware of any claim, action or proceeding subject to Sections 10.1 and shall cooperate in the defense of such claim, action or proceeding, provided that the party responsible for such defense shall reimburse the other party for any reasonable out-of-pocket expenses incurred by such other party at the defending party's request.

         10.3 Prosecution of Infringers. Each party will promptly notify the other in writing if it becomes aware of any possible infringement of the patent or other proprietary rights of the other party related to this Agreement. Each party will be responsible for the prosecution or other action taken with respect to possible infringement of its patents or other rights.

         10.4 Sole Remedy. THIS INFRINGEMENT INDEMNITY STATES COLLAGEN'S ENTIRE LIABILITY AND OBLIGATION TO LIPOMATRIX FOR ANY CLAIM OF INFRINGEMENT OF THIRD PARTY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

11.      CONFIDENTIAL INFORMATION.

         11.1 Definition. "Confidential Information" of either party means information disclosed to or learned by the other party concerning the first party's business, customers, products, proposed products, plans, inventions, processes and techniques, but does not include information that:

                 (a) is or becomes generally known to the public through no fault or breach on the part of the receiving party;

                 (b) the receiving party obtains from a third party rightfully, without breach of nondisclosure obligations and without restriction on disclosure;

                 (c) the providing party regularly provides to others without restriction on disclosure; or

                 (d) was already known to the receiving party at the time of such disclosure.

         11.2 Protection. Except as explicitly authorized in writing by this Agreement or otherwise, each party agrees: (a) not to use for its own benefit or the benefit of any third party the other party's Confidential Information; and (b) to use all reasonable care, but in no event less care than it takes to protect its own Confidential Information of similar importance, to protect the other party's Confidential Information from unauthorized use, disclosure and publication.

12.      TERM AND TERMINATION.

         12.1 Term. This Agreement shall commence on the Effective Date and shall continue for a term of ten (10) years from the date of marketing clearance by the United States Food and Drug Administration of the first LipoMatrix Product, unless and until earlier terminated as provided in this
Section 12.

         12.2 Termination For Cause. Either party may terminate this Agreement, upon a material default in the fulfillment of the obligations of the other party under this Agreement by giving written notice to such other party, specifying the nature of such default, not less than ninety (90) days prior to the date the non-defaulting party intends to terminate this Agreement. If such default is cured by the defaulting party within ninety (90) days, or, if such default cannot be cured during such period, such defaulting party is taking reasonable steps to correct such default within a reasonable period thereafter, no such termination shall occur.

         12.3 Termination of the U.S. Distributor Agreement. In the event that either party terminates this Agreement for cause as provided in
Section 12.2, then as of the effective date of such termination, the U.S. Distributor Agreement shall terminate.

         12.4 Survival of Provisions. The provisions of Sections 7, 8, 10, 11, 12, 13 and 14 shall survive any termination of this Agreement.

         12.5 Remedies. Nothing herein shall limit any remedies which a party may have for the other party's default, except as set forth in Section 13.

13.      LIMITATION OF LIABILITY.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY NATURE WHATSOEVER ARISING FROM THE PERFORMANCE OR FAILURE TO PERFORM OF EITHER PARTY HEREUNDER, OR ANY OF THE TECHNICAL INFORMATION TRANSFERRED PURSUANT HERETO, OR THE PERFORMANCE OR FAILURE TO PERFORM OF ANY GOODS DELIVERED HEREUNDER, WHETHER DUE TO BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE. THE FOREGOING LIMITATIONS SHALL NOT AFFECT EITHER PARTY'S DUTY TO INDEMNIFY THE OTHER PARTY FOR THIRD-PARTY SUITS FOR SUCH DAMAGES, AS SET FORTH IN SECTIONS 8 AND 10.

14.      MISCELLANEOUS.

         14.1 Assignment. Neither party may assign any rights (other than the right to receive money) or delegate any duties under this Agreement without the other party's prior written consent, and any attempt to assign or delegate without that consent will be void. Notwithstanding the foregoing, however, either party may assign this Agreement to any wholly-owned subsidiary of such party or to any successor to its business by merger, sale of assets or sale of stock, provided that such successor agrees in writing to be bound by the terms of this Agreement and a copy of such agreement is delivered to the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

         14.2 Applicable Law. This Agreement shall be construed in accordance with, and all the rights, powers and liabilities of the parties hereunder shall be governed by, the internal laws of the State of California, without reference to choice of law principles thereof.

         14.3 Arbitration. The parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within sixty (60) days after notification in writing by either party to the other concerning such dispute, the parties shall submit such dispute to arbitration by three arbitrators under the Rules of the American Arbitration Association. One arbitrator shall be selected by Collagen, one arbitrator shall be selected by LipoMatrix and the third arbitrator shall be selected by the first two arbitrators. The place of arbitration shall be a site in the United States mutually agreeable to the parties. The arbitrator's decision shall be final, conclusive, and binding; and such decision and any arbitration award may be entered in any court of competent jurisdiction. Expenses and fees of such arbitration shall be borne by the non-prevailing party in such arbitration (see Section 14.8 below).

         14.4 Public Statements. Neither party shall make any public announcement or press release regarding the existence of this Agreement or any of the terms and conditions hereof (except as required by applicable governmental regulations) without the written consent of the other party.

         14.5 Entire Agreement. This Agreement, including the exhibits attached hereto, sets forth the entire Agreement and understanding of the parties relating to its subject matter and merges all prior discussions and agreements between them, including without limitation any non-disclosure or confidentiality agreement prior to the Effective Date. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties.

         14.6 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the remaining provisions of this Agreement will stay in force. In addition, the parties agree to negotiate in good faith a provision to replace the provision found invalid or unenforceable that will have, to the extent possible, the same economic effect.

         14.7 Notices. All notices required or to be given pursuant to this Agreement shall be in writing, shall be effective upon receipt and shall be delivered in person or by first class mail, postage prepaid to the following addresses, with a copy of such notice to be sent simultaneously by telex, facsimile copier or similar device to the party receiving such notice:

                    To Collagen:             Collagen Corporation
                                             2500 Faber Place
                                             Palo Alto, California, U.S.A. 94303
                                             Attention: President

                    To LipoMatrix:           LipoMatrix, Incorporated
                                             24 Puits Godet, CH-2000 Neuchatel,
                                                    Switzerland
                                             Attention: President

         14.8 Attorney's Fees. If a dispute arises pursuant to this Agreement, the prevailing party shall be entitled to receive its attorney's fees and costs in connection with such dispute, as determined by the arbitrator.

         14.9 Force Majeure. Each of the parties shall be excused from the performance of its obligations hereunder in the event such Performance is prevented by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues plus thirty (30) days after the termination of such condition. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of LipoMatrix or Collagen, including without limitation acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and failure of public utilities or common carriers.

         14.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         14.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         14.12 Waiver of Conflict. EACH PARTY TO THIS AGREEMENT THAT HAS BEEN OR CONTINUES TO BE REPRESENTED BY VENTURE LAW GROUP ("VLG") HEREBY ACKNOWLEDGES THAT RULE 3-310 OF THE RULES OF PROFESSIONAL CONDUCT PROMULGATED BY THE STATE BAR OF CALIFORNIA REQUIRES AN ATTORNEY TO AVOID REPRESENTATIONS IN WHICH THE ATTORNEY HAS OR HAD A RELATIONSHIP WITH ANOTHER PARTY INTERESTED IN THE REPRESENTATION WITHOUT THE INFORMED WRITTEN CONSENT OF ALL PARTIES AFFECTED. BY EXECUTING THIS AGREEMENT, EACH SUCH PARTY GIVES ITS INFORMED WRITTEN CONSENT TO THE REPRESENTATION OF LIPOMATRIX BY VLG IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties have executed this Agreement through the signatures of their duly authorized representatives set forth below.

COLLAGEN CORPORATION                        LIPOMATRIX, INCORPORATED
a Delaware corporation                      a British Virgin Islands corporation



By:     /s/  Howard Palefsky                     By:  /s/  Terry Knapp
        -----------------------------                 --------------------------

Title:  Chairman & CEO                           Title:    Chairman & CEO
        -----------------------------                 --------------------------

                                    EXHIBIT A

                           U.S. DISTRIBUTOR AGREEMENT

                              DISTRIBUTOR AGREEMENT

                                     BETWEEN

                            LIPOMATRIX, INCORPORATED.

                                       AND

                              COLLAGEN CORPORATION

                            TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
I.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

II.    APPOINTMENT AS EXCLUSIVE DISTRIBUTOR   . . . . . . . . . . . . . . . . . . . . . . . . .   2

III.   SPECIFIC RESPONSIBILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

IV.    TERMS AND CONDITIONS OF SALE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

V.     ACQUISITION AND USE OF DEMONSTRATION PRODUCT AND TRANSPONDER READERS . . . . . . . . . .   9

VI.    TERM AND TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

VII.   PATENT INDEMNITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

VIII.  PRODUCT LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

IX.    LIMITATION OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

X.     NO RIGHT TO MANUFACTURE OR COPY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

XI.    INTELLECTUAL PROPERTY RIGHTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

XII.   GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14


EXHIBITS
--------
Exhibit A        Risk Management Program
Exhibit B        Risk Management Support Documents

                              DISTRIBUTOR AGREEMENT

         This Distributor Agreement (the "Agreement") is entered into as of March 24, 1995, (the "Effective Date") between LIPOMATRIX, INCORPORATED ("LIPOMATRIX"), a corporation organized under the laws of the British Virgin Islands with an office located at Puits Godet 24, CH-2000 Neuchatel, Switzerland and COLLAGEN CORPORATION ("DISTRIBUTOR"), a Delaware corporation with an office located at 2500 Faber Place, Palo Alto, CA 94303.

         IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

I.       DEFINITIONS

         A. "PRODUCTS" shall mean LipoMatrix's present and future (subject to Section II.A) breast implant products and other products intended for use in cosmetic or reconstructive breast surgery. Products may be changed, abandoned or added by LipoMatrix, at its sole discretion, after reasonable prior written notice (which shall not be less than ninety (90) days) is given to Distributor, or in any other manner necessary in order to comply with applicable laws. LipoMatrix shall be under no obligation to continue the production of any Product, except as provided herein.

         B.   "TERRITORY" shall mean the United States of America.

         C. "TECHNICAL DATA" shall mean all information belonging to LipoMatrix in written, graphic or tangible form relating to design, programming, operation or service of the Products, including all information that exists as of the Effective Date of this Agreement, or is developed by LipoMatrix during the term hereof.

         D. "INTELLECTUAL PROPERTY RIGHTS" shall mean all of LipoMatrix's worldwide patents, trademarks, trade names, inventions, copyrights, regulatory approvals, know-how, trade secrets, and all other intellectual property rights, in existence as of the Effective Date of this Agreement or hereafter developed or acquired by LipoMatrix, relating to the design, manufacture, or marketing of the Products.

         E. "TRADE SECRETS" shall mean any formula, pattern, device, or compilation of information which is used in LipoMatrix's business and which provides competitive advantage to LipoMatrix and which is not known or used by LipoMatrix's competitors. This term includes, but is not limited to, formulas, compounds, manufacturing processes, methods for treating or preserving materials, patterns for the design or operation of devices, materials filed with governmental agencies in connection with regulatory approval of LipoMatrix's products, and information relating to marketing of LipoMatrix products and services.

         F. "LIPOMATRIX TRADEMARKS" shall mean those trademarks, trade names, service marks, slogans, designs, distinct advertising, labels, logos and other trade-identifying symbols as are or have been developed and used by LipoMatrix and/or any of its subsidiaries or affiliate companies anywhere in the world.

         G. "GOVERNMENT AGENCY" shall include all local, national and supranational bodies with the legal authority to establish rules, regulations, standards and guidelines, (or to issue certificates of compliance with these), covering the design, manufacturing and marketing of the Products in the Territory. This will include without limitation the United States Food and Drug Administration.

         H. COMMERCIAL SALE. The sale of a Product by Distributor, other than for clinical use required to obtain governmental approvals to market such Product.

         I. ORDERING YEAR. The twelve-month period commencing on the first Commercial Sale and each subsequent twelve-month period commencing on the anniversary of such date.

II.      APPOINTMENT AS EXCLUSIVE DISTRIBUTOR

         A. Subject to the terms and conditions set forth herein LipoMatrix hereby appoints Distributor, and Distributor hereby accepts such appointment, as LipoMatrix's exclusive distributor for the Products in the Territory. As a result, LipoMatrix will not sell the Products in the Territory, other than through Distributor. The mechanism for sales of Products for clinical trials in the Territory shall be determined by mutual agreement. Any future Product developed by LipoMatrix shall be deemed a Product hereunder. If Distributor does not initiate commercial sales of such future Product within ninety (90) days of regulatory clearance, then all rights to such product will revert to LipoMatrix.

         B. Distributor shall not represent or sell competitive products in the Territory which, in LipoMatrix's opinion, are likely to conflict with Distributor's obligation to use its reasonable commercial efforts to represent and sell Products in the Territory.

         C. Distributor shall not, directly or indirectly, solicit sales of the Products outside the Territory. Distributor shall forward to LipoMatrix all unsolicited inquiries relating to the Products or potential customers outside of both the Territory and the territory, if any, covered by affiliates of Distributor that are authorized to distribute Products.

         D. The relationship of LipoMatrix and Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either party the power to direct or control the day-to-day activities of the other or allow one party to create or assume any obligation on behalf of the other for any purpose whatsoever.

III.     SPECIFIC RESPONSIBILITIES

         A.      MARKETING.

                 1. MARKETING EFFORTS. During the term of the Agreement, Distributor shall use its reasonable commercial efforts to develop and exploit the market and to sell the Products throughout the Territory.

                 2. MARKETING PLAN. Distributor shall complete, as soon as practicable (but no later than ninety (90) days prior to the scheduled commencement of sales), and thereafter, annually on or before March 31, a comprehensive marketing plan for each country within the Territory.

                 3.       PRINTED MATERIALS.

                          a.      Packaging.  LipoMatrix will provide at its
expense all materials in and on the Product packages.

                          b.      Risk Management Support Documents.  The text
of the risk management documents, including the Patient Advisory and Consent and the Supply Agreement, as of the date of this Agreement in the form attached as Exhibit B hereto, will be provided by LipoMatrix, but printing and distribution expenses will be borne by Distributor.

                          c.      Sales and Promotional Literature.  Distributor
will produce all sales and promotional literature, obtaining LipoMatrix's prior approval of scientific and regulatory matters contained therein. Distributor and LipoMatrix will cooperate on the development of such materials.

                 4. TRADE SHOWS. Distributor shall use its reasonable commercial efforts to attend major national and regional (i.e. regions in or encompassing the Territory) trade shows and educational forums where similar or competitive products are displayed and to present the Products fairly at such shows and workshops.

                 5. CLINICAL REFERENCE ACCOUNTS. Distributor shall endeavor to develop key clinical reference accounts with plastic surgeons who are key opinion leaders within the Territory. This includes those leaders as reasonably selected by LipoMatrix.

                 6. MARKETING AND SALES SUPPORT. In LipoMatrix's sole determination, LipoMatrix personnel shall make periodic visits to the Territory during the period of this Agreement, as necessary in order to monitor administration, marketing and sales related to the Products. LipoMatrix shall pay all transportation, meal, lodging, salary and related expenses for its personnel in this regard. LipoMatrix shall use commercially reasonable efforts to assist Distributor in locating and obtaining appropriate clinical expertise at Distributor's reasonable request, for purposes of supporting Distributor's marketing effort. The parties will mutually agree in advance on the amount and duration of clinical education and the allocation of costs associated with such clinical education.

         B.      PURCHASE QUOTAS, ORGANIZATION AND FORECASTS.

                 1. PURCHASE QUOTAS. The purchase quota for the first Ordering Year shall be mutually agreed between the parties prior to first Commercial Sale. Such purchase quota will be eighty percent (80%) of the anticipated sales for the first Ordering Year. The purchase quota for the second Ordering Year shall equal Distributor's actual purchases (in units) in the first Ordering Year. The purchase quota for the third Ordering Year shall equal Distributor's actual purchases (in units) in the second Ordering Year. Quotas for subsequent Ordering Years shall equal the higher of actual purchases (in units) or purchase quotas in the prior Ordering Year. Distributor agrees to use reasonable commercial efforts to meet or exceed the purchase quotas as set forth in this paragraph. In the event Distributor fails to meet or exceed, on an aggregate basis, the purchase quotas for two (2) consecutive Ordering Years beginning on or after the third Ordering Year, LipoMatrix may terminate this Agreement for cause as provided in Section VI.C, provided, however, that this termination option must be exercised within sixty (60) days of the commencement of the next Ordering Year. Purchase quotas will be adjusted if LipoMatrix is unable to supply Products due to regulatory constraints or significant manufacturing delays.

                 2. SALES ORGANIZATION AND TRAINING. Distributor shall use reasonable commercial efforts to develop a sales organization that is knowledgeable concerning the features of the Products and the relationship of those features to the clinical benefits to potential customers within the Territory. In connection with the sale of Products, at LipoMatrix's request, Distributor shall make available an individual reasonably satisfactory to LipoMatrix ("Distributor's Trainer") for sales training of Distributor's other representatives. Training for Distributor's Trainer shall be provided, at LipoMatrix's election, either in Switzerland or in the Territory, and will occur before commencement of Commercial Sales, with training updates to be held as needed. LipoMatrix shall pay the costs of the training (including the transportation, meals, lodging, salary and related expenses of LipoMatrix employees), and Distributor shall be responsible for all transportation, meals, lodging, salary and related expenses of Distributor employees attending such training.

                 3. QUARTERLY SALES INFORMATION AND FORECASTS. On a quarterly basis, Distributor shall provide within ten (10) days after the end of each calendar quarter a reasonably detailed quarterly sales and promotional report to LipoMatrix.

                          On a monthly basis, within the first ten (10) days of
every month, Distributor shall provide LipoMatrix with a six (6) month (during the first Ordering Year) and fifteen (15) month (thereafter) rolling forecast.

                 4. SALES LAUNCH SCHEDULE. Distributor shall commence Commercial Sales of the Products in the Territory as soon as practicable after obtaining regulatory clearance. Clinical or marketing trials may commence at any time by mutual agreement of the parties and will not constitute a Commercial Sale.

         C. LIPOMATRIX VISITS AND MARKETING REPRESENTATIVE. Upon reasonable notice, Distributor shall permit and facilitate visits by LipoMatrix personnel to Distributor's facilities to review compliance with specific requirements of this Agreement, and to customer sites and to travel with Distributor's sales personnel for training purposes.

                 Distributor shall permit the placement within Distributor's organization of a part-time or full-time Product specialist by LipoMatrix, at LipoMatrix's sole option and expense, for purposes of providing marketing and risk management support. Office space will be provided for such individual by Distributor. This requirement is waived as long as Distributor and its affiliates collectively own at least twenty percent (20%) of the Common Stock of LipoMatrix (on an as-converted basis) and the management of Distributor or any of its affiliates is represented on the board of directors of LipoMatrix.

         D. REGULATORY APPROVALS AND COMPLIANCE. LipoMatrix shall obtain and own all regulatory approvals, certificates, registrations, licenses, and permits related to the Products unless prohibited by local law. In the event that necessary approvals, certificates, registrations, licenses and permits required to sell and distribute the Products in the Territory are required by local law to be owned by, or held in the name of Distributor, Distributor agrees that upon termination of this Agreement for any reason, Distributor shall immediately take all steps necessary to promptly transfer the ownership, registration or entitlement of such registrations, certificates, licenses and permits to LipoMatrix or its designee.

                 Distributor shall provide reasonable assistance to LipoMatrix in order to obtain any and all applicable regulatory approvals required by Governmental Agencies under the laws and/or regulations of any jurisdiction in order to market the Products within Territory, including but not necessarily limited to, meeting relevant standards and guidelines, preclinical, clinical and safety approvals required by Government Agencies. LipoMatrix shall reimburse Distributor for reasonable out-of-pocket expenses incurred by Distributor in connection with such assistance provided such expenses are approved in advance.

                 LipoMatrix shall have the primary responsibility for manufacturing compliance and Distributor for any distribution compliance regarding any reporting or compliance matters in the Territory required of distributors by Government Agency rules and regulations, including but not limited to, recalls of the Products and reporting of adverse events involving the Products. The parties shall share information to allow each party to fulfill its compliance obligations hereunder.

                 Each party shall promptly inform the other of any changes in regulatory or compliance status that might significantly affect the marketing of the Products in the Territory. Each party shall inform the other within two (2) working days of any actions taken by such party that could reasonably be expected to affect the regulatory or compliance status of LipoMatrix or the Products.

                 Distributor shall make all reasonable efforts to comply with appropriate standards for review and approval of orders from its customers.

         E. IMPORT LICENSES. Distributor shall obtain import and reexport licenses and permits and take all other actions required in connection with the import or reexport of Products purchased hereunder.

         F. CUSTOMER FEEDBACK AND POST-MARKETING SURVEILLANCE. Distributor shall use its commercially reasonable efforts to provide LipoMatrix with assessments of customer requirements for Product modifications and improvements. These assessments will focus on the quality, design, functional capability and other features of the Products, with a view to maximizing the potential market for such Products within the Territory.

                 Distributor will promptly furnish LipoMatrix with copies of any written communications from its customers with respect to the use of its Products, suggestions for modifications or improvement to the Products, reliability of Products, performance of the Products, compliance with specifications, and other pertinent information.

         G. REGISTRY INFORMATION. On a monthly basis, Distributor will provide to LipoMatrix a report which will provide such information defined by LipoMatrix as necessary for maintenance of a registry of implants, including but not limited to, the transponder numbers for those Products shipped to customers or otherwise disposed of, including the transponder number and the customer number of the physician, clinic or hospital to whom the Product was sold. Distributor will provide LipoMatrix with an inventory reconciliation as requested by LipoMatrix from time to time.

         H. INVENTORY. Distributor agrees to maintain an inventory of Products equivalent to three (3) months of forecast sales provided the Products have a stated shelf life of at least twenty-four (24) months.

                 Distributor will maintain its inventory of Products in a clean, secure and well organized facility. In addition, such storage space will comply with environmental requirements, including temperature or other requirements, set forth on the labeling of the Products, or other reasonable requirements notified from time to time by LipoMatrix to Distributor.

                 Distributor will maintain records of the Products to enable traceability of Products. Distributor will use an effective materials management system for tracking its inventory and shipments of Products to its customers.

         I. RISK MANAGEMENT PROGRAM. Distributor recognizes that LipoMatrix maintains an active program of risk management as set out in Exhibits A and B attached to this Agreement (the "Risk Management Program"). The Risk Management Program may be changed by mutual agreement. Distributor agrees to comply with the Risk Management Program and to use its best efforts to assure compliance by Distributor's customers.

         J. HEALTH AND SAFETY LAWS AND REGULATIONS. Distributor shall comply fully with any and all applicable health and safety laws and regulations of the Territory.

         K. REPRESENTATIONS. Neither Distributor nor LipoMatrix shall make any false or misleading representations to customers or others regarding LipoMatrix or the Products. Distributor and its employees and agents shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with LipoMatrix's documentation accompanying the Products or LipoMatrix's literature describing the Products, including LipoMatrix's standard warranty and disclaimers. Distributor shall not make any commitments or comments to its customers about possible future Product enhancements or future Products without the written authorization of LipoMatrix.

         L. WARRANTY. LipoMatrix warrants that each Product sold to Distributor hereunder will (i) have any required regulatory clearance for commercial sale in the Territory, (ii) be free from defects in materials and workmanship, (iii) be designed in compliance with ISO 9001 design standards,
(iv) be manufactured, packaged, and labeled in accordance with the then prevailing specifications, and (v) have a remaining shelf life at the date of shipment of twenty-one (21) months when the stated shelf life from date of manufacture is twenty-four (24) months (the "Warranty Period"). If Distributor provides notice to LipoMatrix during the Warranty Period that a Product breaches this warranty, Distributor shall, if requested by LipoMatrix, return such Product to LipoMatrix for evaluation, or if not so requested, dispose of such Product in accordance with LipoMatrix's instructions, and, if such Product does breach this warranty, LipoMatrix will, in its sole discretion, either repair or replace same, and reimburse Distributor for its reasonable return freight incurred therefor, if any, or refund the purchase price.

                 This warranty does not cover defects or damage caused by Distributor's misuse, abuse, alterations or failure to properly maintain, handle and store any Products.

         M. EXTENDED WARRANTY. In addition, an extended warranty will be provided by LipoMatrix as set out in the Risk Management Program. All claims pursuant to the extended warranty shall be made in a writing (including a telecopy) stating (1) the name and address of the site at which the Product was implanted, (2) the name and telephone number of the contact person at the site,
(3) the transponder number of the allegedly nonconforming Product, (4) the date the Product was delivered to the site by Distributor, and (5) a reasonably detailed description of the alleged nonconformity. The allegedly non-conforming Product must be returned to LipoMatrix for evaluation. LipoMatrix shall promptly advise Distributor of any changes in its extended warranty.

         N. THE WARRANTY SET FORTH IN SECTIONS III.L AND III.M ABOVE IS EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN, ORAL OR IN ANY COMMUNICATION WITH DISTRIBUTOR, IS EXPRESSED OR IMPLIED. LIPOMATRIX MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF THE PRODUCT TO DISTRIBUTOR OR TO ANY OTHER PERSONS, EXCEPT AS SET FORTH HEREIN. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, LIPOMATRIX RESERVES THE RIGHT TO MODIFY THE EXTENDED WARRANTY POLICY AND OBLIGATIONS SET FORTH HEREIN UPON NOTICE TO DISTRIBUTOR FROM TIME TO TIME AS TO PRODUCTS ORDERED BY DISTRIBUTOR AFTER THE DATE OF SUCH NOTICE. ALL IMPLIED WARRANTIES INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON- INFRINGEMENT (EXCEPT AS SET FORTH IN SECTION VII) ARE HEREBY EXCLUDED. THE FOREGOING DISCLAIMERS SHALL NOT AFFECT LIPOMATRIX'S OBLIGATIONS AS SET FORTH IN SECTIONS VII AND VIII.

IV.      TERMS AND CONDITIONS OF SALE

         A. PRICES. Distributor and LipoMatrix shall, prior to launch in the Territory, mutually agree on list prices for Distributor's sales of Products to its customers. Prices charged by

LipoMatrix to Distributor will reflect a discount of fifty-five percent (55%) from the agreed upon list price for the first Ordering Year and a discount of fifty percent (50%) thereafter.

                 Prices to Distributor for all Products shall be F.O.B. Swiss manufacturing facility of LipoMatrix and shall exclude freight, taxes (including, without limitation, export, import and local excise, sales, use, property and other taxes, but excluding taxes imposed on LipoMatrix's net income), insurance, duties and other governmental charges levied with respect to the Products sold hereunder, all of which shall be paid by Distributor. Prices may be changed at any time during the term of this Agreement, or any extension or renewal thereof, by mutual agreement.

         B. RESEARCH AND DEVELOPMENT FUND. While Distributor markets the Products, Distributor shall pay to LipoMatrix an amount equal to five percent (5%) of Distributor's net sales revenue from sales of Products, such payments to be made for each month by the fifteenth day of the following month. Such payments shall commence in respect of sales for the month of April 1997. The payments, and the interest earned on them until expenditure, are intended to be expended on mutually agreed research, development, clinical and manufacturing programs for breast implant products and other products intended for use in cosmetic or reconstructive breast surgery, and if such funding is not expended, the funds shall revert to Distributor. LipoMatrix shall have full ownership of the results of such programs; provided, however, if Distributor and its affiliates beneficially own less than twenty percent (20%) of LipoMatrix, LipoMatrix will pay Distributor a mutually agreed upon royalty for sales of products incorporating the results of such programs outside the Territory and other territories where Distributor and its affiliates are selling Products. Distributor shall have the exclusive right to market in the Territory all products developed with any use of such funds and any such product shall be deemed a Product hereunder. If Distributor does not initiate commercial sales of such Product within ninety (90) days of regulatory clearance, then all rights to such product will revert to LipoMatrix.

         C.      PAYMENT TERMS

                 1. LipoMatrix agrees to grant Distributor credit terms for sales. Distributor agrees to pay to LipoMatrix the full amount of all invoices net sixty (60) days from the invoice date. In the event that Distributor does not promptly pay all invoices in accordance with this Section, then the payment terms will revert to payment by irrevocable letter of credit (or equivalent satisfactory to LipoMatrix) payable against shipping documents. Accounts past due will be subject to a monthly service charge of one and one-half percent (1.5%) of unpaid sum, but in no event to exceed the maximum allowable by law.

                 2. All payments shall be in the local currency of the Territory.

                 3. Distributor must give LipoMatrix written notice of any discrepancies among the purchase order, the invoice, and Products received, within thirty (30) days after receipt of Products or the invoice, whichever occurs later.

                 4. If Distributor fails to make payment when due, LipoMatrix may also decline to make further shipments until all above indebtedness is paid, and/or alternatively may decline to make further deliveries except for cash in advance of shipment or letter of credit acceptable to LipoMatrix.

         D. PRODUCT ORDERS. All orders for Products submitted hereunder shall be initiated by purchase orders sent by regular mail, hand delivery, airmail, courier mail, e-mail, or facsimile to LipoMatrix. LipoMatrix shall respond to such orders by air mail, courier mail, e-mail, or facsimile within reasonable time, not to exceed ten (10) days after receipt thereof. All purchase orders submitted by Distributor to LipoMatrix shall identify the Products ordered by Product number and quantity and the desired shipment date.

         E. ORDER ACCEPTANCE. All purchase orders are subject to acceptance by LipoMatrix at its Neuchatel office. LipoMatrix shall have no obligation or liability to Distributor with respect to purchase orders which are not accepted; however LipoMatrix shall not unreasonably reject any purchase order. LipoMatrix shall use reasonable efforts to deliver Products covered by accepted purchase orders at the times specified in the corresponding quotation or written acceptance of Distributor's purchase order.

                 Any orders in the ordinary course of business, consistent with normal ordering practices, that are rejected by LipoMatrix shall be deducted from the purchase quota for such Ordering Year as set forth in Section III.B.1.

                 Distributor's purchase orders hereunder shall be governed by the terms and conditions of this Agreement. Nothing contained in any purchase order shall in any way modify or add any terms or conditions of sale.

         F. CANCELLATION/RESCHEDULING. Distributor may, at its option and subject to the provisions of this Section, either reschedule delivery of any Products or cancel any order or portion thereof, upon written notice to LipoMatrix. A "reschedule" is defined as changing all or any portion of those Products scheduled for shipment on any ship date by moving the ship date later in time. Distributor shall have a right to cancel or reschedule any order for later shipment provided such request is received by LipoMatrix at least thirty
(30) days in advance of the original ship date. Rescheduling or cancellation requests made Distributor within thirty (30) days of the original ship date are subject to LipoMatrix's approval.

         G. COUNTRY SHIPMENTS. Products sold to Distributor in the Territory will not be transferred by Distributor outside the Territory without the written notification to LipoMatrix and an appropriate billing adjustment to reflect any difference in prices between countries. Such transfers out of the Territory will only be permitted to countries in a territory covered by a distributor that is an affiliated company of Distributor.

V.       ACQUISITION AND USE OF DEMONSTRATION PRODUCT AND TRANSPONDER READERS

         A. Products will be provided without charge to Distributor for Distributor's exclusive use in selling and marketing of Products within the Territory, in such limited quantities as are determined by mutual agreement.

         B. Transponder readers will be loaned to Distributor for use in tracking inventory and for demonstration use with customers, in such limited quantities as are determined by mutual agreement.

VI.      TERM AND TERMINATION

         A. TERM. This Agreement shall commence upon the Effective Date and shall expire ten (10) years after first Commercial Sale, unless renewed or terminated as provided below.

         B. RENEWAL. Unless terminated in the manner provided below, the term of this Agreement shall be extended automatically for successive one (1) year periods, unless either party elects not to renew by written notice to the other party at least ninety (90) days prior to the conclusion of the initial term hereof or any such renewal period, as the case may be. Either party may elect not to renew this Agreement for any or no reason.

         C. TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement at any time effective upon written notice, in the event of (1) breach by the other party of any of the terms and conditions hereof and failure to correct the breach within the thirty (30) days of written notice thereof; (2) the other party becoming generally unable to obtain necessary licenses; or (3) Force Majeure which suspends or delays performance of this Agreement for more than ninety (90) days from the beginning of such event.

                 It is recognized by the parties that the Risk Management Program (see Section III.A.3.b) is an essential element of this Agreement. Failure by either party to adhere to its provisions or to use best efforts to implement it, may be used as grounds for termination of this Agreement for cause under this Section.

                 In the event of a substantial change in ownership of Distributor, or the continued failure by Distributor to meet the purchase quotas as specified in Section III.B.1, LipoMatrix shall have the right to terminate this Agreement upon thirty (30) days written notice.

                 In the event that LipoMatrix is acquired by a third party, LipoMatrix shall have the right to terminate this Agreement upon thirty (30) days written notice.

                 Either party shall have the right to terminate this Agreement, by written notice taking immediate effect, if the other party becomes insolvent, or if there are instituted by or against the other party proceedings in bankruptcy or under insolvency similar laws or for reorganization, receivership or dissolution. Any such termination shall not relieve either party from any payment obligation which accrued prior to such termination.

         D. CANCELLATION AND REPURCHASE OPTIONS. Upon expiration or termination of this Agreement, any or all unfilled orders shall be cancelled. LipoMatrix reserves the right at its sole option to repurchase from Distributor any or all Products unsold by Distributor, at a mutually agreed upon price, which in any case shall not exceed the landed price Distributor paid LipoMatrix for Products to be repurchased. In the event LipoMatrix fails to repurchase such Products, Distributor shall have the right to continue to sell its existing inventory of such Products for a reasonable period following such expiration or termination.

         E. RETURN OF MATERIALS. Upon expiration or termination of this Agreement, Distributor shall return to LipoMatrix, at LipoMatrix's expense, all sales promotional materials and aids and any tools or equipment loaned or furnished to Distributor pursuant to this Agreement.

         F. EFFECT OF TERMINATION. In the event of termination by either party in accordance with any of the provisions this Agreement, or expiration of this Agreement, neither party shall be liable to the other, because of such termination or expiration, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases, or commitments in connection with the business or goodwill of LipoMatrix or Distributor, occurring as a result of such termination or expiration, or incurred in anticipation of renewal.

VII.     PATENT INDEMNITY

         LipoMatrix will defend any suit brought against Distributor based on a claim that the Product furnished under this Agreement infringes any patent or trademark, and will pay all damages and costs that a court awards against Distributor as a result of such claim and any payments made in settlement of such claim, provided that Distributor gives LipoMatrix: (a) prompt written notice of such suit; (b) full control over the defense or settlement thereof; and (c) all reasonable information and assistance (at LipoMatrix's expense excluding time spent by employees or consultants of the Distributor) to handle the defense and settlement thereof.

         If the Products, or any part thereof, are, or in the opinion of LipoMatrix may become, the subject of any claim, suit or proceeding for infringement of any patent or trademark, or in the event of any adjudication that the Products, or any part thereof, infringe any patent or trademark, or if the sale or use of Products, or any part thereof, is enjoined, LipoMatrix may, at its option and expense: (a) procure for Distributor and its customers the right under such patent or trademark to use or sell as appropriate the Products or such part thereof; or (b) replace the Products, or part thereof, with other suitable Products or parts; or (c) suitably modify the Products or part thereof, or (d) if none of the foregoing are commercially practicable, refund the amounts paid therefore by Distributor, and recover possession of such Products. LipoMatrix shall not be liable for any costs or expenses incurred without its prior written authorization.

         Notwithstanding the provisions of the preceding paragraphs, LipoMatrix shall not be liable to Distributor or its customers for: (a) infringement of patent claims covering the usage of LipoMatrix Products in a manner not intended under this Agreement; (b) any trademark infringements involving any marking or branding applied by LipoMatrix or involving any marking or branding applied at the request of Distributor, except if such marking or branding is owned by LipoMatrix; (c) the modification of Products, or any part thereof, unless such modification was made by LipoMatrix; or (d) the combination, operation or use of the Product with other products not furnished by LipoMatrix to the extent such claim would not have arisen had such combination, operation or use not occurred.

         THE FOREGOING PROVISIONS OF THIS SECTION VII STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF LIPOMATRIX, AND THE EXCLUSIVE REMEDIES OF DISTRIBUTOR AND ITS CUSTOMERS WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, OR OTHER INTELLECTUAL PROPERTY RIGHTS, BY THE PRODUCTS OR ANY PART THEREOF.

VIII.    PRODUCT LIABILITY

         A. INDEMNITY BY DISTRIBUTOR. Distributor shall indemnify and hold LipoMatrix harmless from and against any and all liability, damage, loss, cost, expense (including reasonable attorney's fees), regulatory penalties and enforcement actions resulting from any claims made or suits brought against LipoMatrix, its employees, directors and customers which arise or result solely from Distributor's marketing, distribution, handling and shipping of the LipoMatrix Products, or from Distributor's negligence or willful misconduct. LipoMatrix shall promptly notify Distributor of any such claim or suit and shall permit Distributor at Distributor's cost and expense, to handle and control such claim or suit.

         B. INDEMNITY BY LIPOMATRIX. LipoMatrix shall indemnify and hold Distributor harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) resulting from any claims made or suits brought against Distributor, its employees, directors and customers which arise or result solely from LipoMatrix's design, handling and shipping of the LipoMatrix Products, or failure to manufacture the LipoMatrix Products in accordance with agreed upon specifications, FDA Good Manufacturing Practices or other applicable standards for medical device manufacturers, or from negligence or willful misconduct. Distributor shall promptly notify LipoMatrix of any such claim or suit and shall permit LipoMatrix at LipoMatrix's cost and expense, to handle and control such claim or suit.

         C. APPORTIONMENT OF DAMAGES. In the event that any liability, damage, loss, cost or expense (including reasonable attorney's fees) as aforesaid cannot be established (with respect to final judgments of a court of competent jurisdiction from which no appeal is or can be taken as well as settlements made prior to, during or following termination of litigation to which the parties have expressly agreed in writing) to have resulted solely from the actions or failures to act of LipoMatrix or Distributor or their affiliates, responsibility for payment of such liability, damage, loss, cost or expense (including reasonable attorney's fees) will be apportioned between LipoMatrix and Distributor according to the contribution of either party to the damage; and if such allocation is not mutually agreed, then it will be determined by mandatory binding arbitration.

         D. PRODUCT LIABILITY INSURANCE. LipoMatrix shall use its reasonable commercial efforts to secure product liability insurance in the amount of five million dollars ($5,000,000), to the extent this is available on commercially reasonable terms. LipoMatrix shall have Distributor named as an additional insured on its product liability insurance policy. If LipoMatrix is unable to secure or maintain such insurance, Distributor may terminate this Agreement. The parties agree to review the possibility of increasing the amount of such insurance if increases in sales so warrant.

IX.      LIMITATION OF LIABILITY

         IN NO EVENT, WHETHER THE CAUSE OF ACTION BE BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) OR ANY OTHER LEGAL OR EQUITABLE THEORY SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGE OF ANY KIND, OR FOR LOSS OF REVENUE, LOSS OF BUSINESS OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE, PERFORMANCE, FAILURE OR INTERRUPTIONS OF ITS PRODUCTS. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, LIPOMATRIX'S MAXIMUM LIABILITY FOR DAMAGES HEREUNDER SHALL NOT EXCEED THE PURCHASE PRICE OF THE PRODUCTS PURCHASED DURING THE TERM OF THIS AGREEMENT. THE FOREGOING LIMITATIONS SHALL NOT AFFECT EITHER PARTY'S DUTY TO INDEMNIFY THE OTHER PARTY FOR THIRD-PARTY SUITS FOR SUCH DAMAGES, AS SET FORTH IN SECTIONS VII AND VIII.

         THE DISCLAIMER OF LIABILITY FOR DAMAGES WILL NOT BE AFFECTED IF ANY REMEDY PROVIDED HEREUNDER SHALL FAIL OF ITS ESSENTIAL PURPOSE. DISTRIBUTOR HAS ACCEPTED THE DISCLAIMER OF LIABILITY FOR DAMAGES AS PART OF A BARGAIN TO LOWER THE PRICE OF THE PRODUCTS AND UNDERSTANDS THAT THE PRICE OF THE PRODUCTS WOULD BE HIGHER IF LIPOMATRIX WERE REQUIRED TO BEAR ADDITIONAL LIABILITY FOR DAMAGES.

X.       NO RIGHT TO MANUFACTURE OR COPY

         The Products are offered for sale and are sold by LipoMatrix subject in every case to the condition that such sale does not convey or license to Distributor, expressly or by implication, the right to manufacture, duplicate or otherwise copy or reproduce any of the Products. Distributor shall take appropriate steps with customers, as mutually agreed, to inform them of, and both parties shall, as mutually agreed, assist each other in assuring compliance with, the restrictions contained in this Section.

XI.      INTELLECTUAL PROPERTY RIGHTS

         A. SOLE PROPERTY OF LIPOMATRIX. Distributor agrees that Intellectual Property Rights are and shall remain sole property of LipoMatrix and that LipoMatrix owns all right, title and interest in the product lines which include the Products now or hereafter subject to this Agreement. The use by Distributor of any Intellectual Property Rights, including, but not limited to any patent, invention, trademark, trade name, trade secret or copyrighted material, is authorized only for the purposes herein set forth. Upon termination of this Agreement for any reason, authorization shall cease.

                 Distributor agrees that the Products contain a device identification system (including software) which is proprietary to LipoMatrix. LipoMatrix at all times retains ownership of and title to the device identification system supplied with the Product, and to the trade secrets embodied in such technology.

                 Subject to Distributor's acceptance of the obligations contained in this Section, and to the fulfillment of these obligations, LipoMatrix grants Distributor a non-exclusive license to use the device identification system included with the Products solely in the form and on the medium in which program is delivered for the purposes of operating the Product in accordance with the instructions set forth in the Instructions for Use supplied with the Product, and for no other purposes whatsoever. Distributor may not decompile, reverse engineer or reverse assemble such technology, nor may it make a copy of such program or apply any techniques to derive the trade secrets embodied therein.

         B. USE OF LIPOMATRIX NAME AND TRADEMARKS. During the term of this Agreement, Distributor shall have the right to indicate to the public that Distributor is an authorized distributor of LipoMatrix's Products and to advertise within the Territory such Products under the LipoMatrix Trademarks. Distributor shall not alter or remove any LipoMatrix Trademark applied to the Products at the factory. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge the LipoMatrix Trademarks or registration thereof or attempt to register any trademarks, marks or tradenames confusingly similar to those of LipoMatrix.

         C. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Distributor and LipoMatrix acknowledge that by reason of their relationship hereunder they will have access to certain information and materials concerning each other's business, plans, customers and products (including Trade Secrets and Technical Data provided to Distributor) which are confidential and of substantial value to Distributor and LipoMatrix, which value would be impaired if such information were disclosed to third parties.

                 Each party agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information which is revealed to it by the other party. The receiving party shall take every reasonable precaution to protect the confidentiality of such information, which in no event shall be less than the efforts exercised by such party with respect to its own confidential business information. Distributor and LipoMatrix shall advise each other in the event that either party considers particular information or materials to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by LipoMatrix.

                 In the event of expiration or earlier termination of this Agreement, there shall be no use or disclosure by Distributor or LipoMatrix of any confidential information, and Distributor shall not manufacture, or have manufactured, devices, components or assemblies utilizing any of LipoMatrix's Intellectual Property Rights.

XII.     GENERAL

         A. COUNTERPARTS AND GOVERNING LAW. This Agreement may be executed in counterparts. This Agreement shall be construed in accordance with, and all the rights, powers and liabilities of the parties hereunder shall be governed by, the internal laws of the State of California, without reference to choice of law principles thereof.

         B. COMPLETE AGREEMENT. This Agreement is intended as the complete, final and exclusive statement of the terms of agreement between the parties and supersedes any and all agreements between them relating to the subject matter hereof. No modification, change or amendment to this Agreement, nor any waiver of any rights in respect hereto, shall be effective unless in writing and signed by the party to be charged, unless explicitly permitted by the terms of this contract. The waiver of breach or default hereunder shall not constitute the waiver of subsequent breach or default.

         C. FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary, other than the obligation to pay money, the obligations of either party under this Agreement, including purchase quotas, shall be excused during any continuing event which is beyond the reasonable control of such party, including without limitation, strike, fire, war, rebellion, natural disasters/Acts of God, embargo, governmental order or restriction, or inability for any other reason to supply or deliver Products due to unnatural or commercially impractical circumstances.

         D. NOTICE. Any notice or report required or permitted under this Agreement shall be deemed given if delivered personally or if sent by either party to the other by registered or certified mail, postage prepaid, or internationally recognized courier, for overnight delivery, addressed to the other party at its address first set forth above or at such other address to which such party shall give notice hereunder. If by mail, delivery shall effective five (5) days after deposit with postal authorities.

         E. ASSIGNMENT. Distributor shall not assign this Agreement nor any rights hereunder without the prior written consent of LipoMatrix, granted in LipoMatrix's sole discretion. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. LipoMatrix shall be entitled to assign its interest in this Agreement in connection with a merger or other business combination in which LipoMatrix is not the surviving entity.

         F. SEVERABILITY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby.

         G. SURVIVAL. The obligations and duties listed in the Sections titled "Warranty", "Patent Indemnity", "Limitation of Liability", "No Right to Manufacture or Copy", "Product Liability" and "Intellectual Property Rights" shall survive any termination or expiration of this Agreement and shall remain in effect for a period of ten (10) years thereafter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

LIPOMATRIX, INCORPORATED                       COLLAGEN CORPORATION
(LIPOMATRIX")                                  ("DISTRIBUTOR")

By:                                             By:
   --------------------------------                -----------------------------
         (signature)                                        (signature)

Printed Name:  Terry R. Knapp, M.D.             Printed Name:  Howard Palefsky
               --------------------                            -----------------

Title:  President & CEO                         Title:  Chief Executive Officer
        ---------------                                 ------------------------

                       LipoMatrix Contract Number LMI 046

                                    EXHIBIT A

                             RISK MANAGEMENT PROGRAM

                                                                       EXHIBIT A

                                   LIPOMATRIX

                             RISK MANAGEMENT PROGRAM

                                   April, 1995

The following is a discussion of the LipoMatrix, Incorporated Risk Management Program for the company's TRILUCENT(TM) Breast Implant.

The strong linkage and trail of mutual accountability among manufacturer, distributor, surgeon and consumer as a result of full employment of the measures described in this Risk Management Program provides benefits for all parties. The manufacturer is responsible and accountable for its products, and remains informed of the performance of the product in the marketplace. The distributor is in the communication loop in providing tools to the surgeon as a condition of availability of TRILUCENT. The surgeon is kept fully aware of product benefits and risks, and is provided with educational tools to facilitate communication with his/her patient. The patient-consumer is responsible, having received adequate information, for making an enlightened decision based on personal choice and full understanding of risk vs. benefit - while also taking comfort in knowing that a degree of protection from the financial consequences of an adverse event is provided.

While there is no way to eliminate loss exposure, a strong risk management program (such as detailed here) may reduce loss exposure and enhance physician and patient satisfaction through better information.

PRODUCT OVERVIEW

The basic building block of a risk management program is a product that is appropriately designed and tested. The TRILUCENT implant represents an entirely new technology in the field of breast implants. This product addresses and provides:

     - Radiolucency - a neutral triglyceride (lipid) filler designed to facilitate detection of breast cancer by mammography.

     - Biocompatibility - metabolism and excretion of the triglyceride filler in case of a leak or rupture with minimal or no local or systemic consequences.

     - Resistance to infection - the triglyceride filler is bactericidal/fungicidal for a broad spectrum of organisms.

     - Composite silicone shell - engineered for strength, abrasion resistance, integrity, and biocompatibility.

                        CONFIDENTIAL TREATMENT REQUESTED

     - Integrated and innovative delivery system - to reduce handling errors by the surgeon.

     - Transponder microchip ID system - designed to allow non-invasive device identification at any time, thus facilitating device registry, tracking, adverse events reporting and post-market surveillance.

LipoMatrix has compiled nearly eight years of pre-clinical studies regarding the TRILUCENT technology and product. LipoMatrix-sponsored research continues in-house and at several major U.S. Universities.

LipoMatrix has now compiled a greater than 100-patient experience with up to 12 month follow-up as part of an ongoing multinational, multicenter European clinical trial of TRILUCENT. The goal is to complete a formal analysis on approximately 300 subjects followed for one year (minimum) as part of a clinical database that will continue to accrue following product launch. LipoMatrix believes that no other breast implant company has sponsored such a comprehensive prospective study.

On July 15, 1994, after nearly two years of review of pre-clinical data, the U.S. FDA gave permission to LipoMatrix to conduct IDE-based clinical trials of its TRILUCENT product in the USA -- the first breast implant in history to be granted such permission. This trial commenced in December, 1994.

RISK MANAGEMENT STRATEGY

LipoMatrix has developed a risk management program, the elements of which, together with a brief description, are as follows:

                       CONFIDENTIAL TREATMENT REQUESTED

                       CONFIDENTIAL TREATMENT REQUESTED

                       CONFIDENTIAL TREATMENT REQUESTED

                        CONFIDENTIAL TREATMENT REQUESTED

PRODUCT LIABILITY INSURANCE

While the proactive risk management approaches described above are critical to minimizing the risks for all parties, it is also appropriate to maintain product liability insurance for those cases where claims do occur. As well as providing protection for the manufacturer's assets, such insurance provides a level of assurance to surgeons and patients that there is an additional element of financial support for the TRILUCENT.

There is no guarantee that product liability insurance will be available on commercially feasible terms. However, LipoMatrix will try to secure such insurance to the extent commercially reasonable.

PRODUCT WARRANTY - "PATIENT PROTECTION PLAN"

The "PATIENT PROTECTION PLAN" currently features an Extended Warranty provided as a matter of course by LipoMatrix through its contracts with its distributors.

EXTENDED WARRANTY
This warranty provides that LipoMatrix will supply a free replacement implant of the same size in case of implant failure within 5 years following initial successful implantation. Failure is defined as loss of volume, i.e. deflation, by implant leak or rupture for whatever reason, except medical intervention, manipulation, or gross negligence or willful misconduct of the patient or physician.

The only preconditions for receiving this warranty coverage are (i) execution of the Patient Advisory and Consent document by the patient and surgeon, (ii) entry by the patient into the Registry, (iii) submission to LipoMatrix of appropriate documentation of the clinical condition including an attestation by the surgeon that the failure was not the result of medical intervention or manipulation, and
(iv) that the explanted implant has been returned to LipoMatrix for failure analysis.

CAVEAT

Notwithstanding this Risk Management Program, there is no assurance that a patient or other party will not sue or seek other legal remedies and that the applicable judicial process will not award excessive damages or remedies.

                                            LipoMatrix Contract Number LMI 046

                                    EXHIBIT B

                        RISK MANAGEMENT SUPPORT DOCUMENTS

                                                                       EXHIBIT B

                        THE TRILUCENT(TM) BREAST IMPLANT
                       -- PATIENT ADVISORY AND CONSENT --

PART I:
IMPORTANT INFORMATION ABOUT BREAST IMPLANTS

As manufacturer of the TRILUCENT(TM) Breast Implant, LipoMatrix, Inc., has carefully assessed potential risk factors associated with breast implants and has taken precautions in the manufacture of our product. These factors include

     - compatibility of implant materials with the body and its systems
     - need for radiolucency of the implant for better mammography
     - need for long-term identification of the implant after it has been inserted.

A most important aspect to understand is that breast implants, like any part of your body, will age. A breast implant is classified as a medical device, and like any man-made object, may eventually wear out despite the very best materials and manufacturing techniques. Should that ever happen, it is important that no harm come to you. You and your surgeon should discuss the life expectancy of your implant and what to expect if your implant should need replacement.

To further assure you of our commitment to your well-being, LipoMatrix provides a Patient Protection Plan, consisting of a Registry and a Warranty, for recipients of the TRILUCENT Breast Implant.

PART II:
COMMON RISK FACTORS OF BREAST IMPLANTS -- AND HOW THE TRILUCENT(TM) BREAST IMPLANT DIFFERS

BREAST CANCER DETECTION AND INTERFERENCE WITH MAMMOGRAPHY

Mammography (breast X-ray) is the world-wide standard for early breast cancer detection. But breast implants, as they were developed in the mid-1960's, interfere with the ability to observe the breast during mammography, because most breast implants contain fillers which are denser than fat. In 1987, several female radiologists, concerned about women's needs, sought to find a breast implant that would allow penetration by mammographic X-rays. The TRILUCENT implant is the result.

Human fat is the lucent "window" through which the glandular tissue is observed during x-ray and mammography. A "Z number" determines a substance's potential to interfere with mammography. Human breast fat has a Z number of about 6.0. An implant filler with a Z number of about 6.0 is a key to facilitating mammography.

The TRILUCENT Breast Implant is different from other implants because it is filled with naturally occurring oils and fats from a soybean source -- called "triglycerides" -- the same oils found in human breast fat. Since human fat and the TRILUCENT Breast Implant triglyceride filler have the same X-ray density (both means that breast fat and the contents of the TRILUCENT implant both allow penetration by mammography X-rays. These observations have been confirmed by numerous studies.

Detection of breast cancer depends on many factors, only one of which is the implant's radiolucency. There may be difficulty in detecting a small cancer with any implant. You must discuss this important subject with your surgeon.

LEAKAGE:  WHAT HAPPENS WHEN AN IMPLANT FAILS

          Filler in Contact with Tissue
Breast implants may leak or suffer disruption of the shell integrity from wear, defect or trauma. Sometimes, the cause is not apparent. However, there are several reasons why a breast implant may fail. One is a simple wearing out of the silicone shell from normal wrinkling and friction. Another can be due to an accident, like a fall, or a severe blow to the chest, as in an automobile accident, which may cause the implant to rupture. Rarely, damage to an implant may occur during the handling of it at the time of surgery, or in the treatment of a capsular contracture (scar around the implant ) by capsulotomy. In any of these instances, the contents of the implant -- the filler material -- may leak into the body.

Whether leakage is potentially harmful to the body has to do with the type of filler material that the implant contains. The body can not completely rid itself of some older implant fillers. Those fillers, when they leak, may cause scars and inflammation and may, in some instances, be mistaken for a breast tumor. Filler which has leaked from that type breast implant may require surgical removal.

If the salt-water (saline) filler used in some implants was not sterile or if bacteria or fungus inadvertently entered the filler solution during the operating procedure, the bacteria or fungus might grow inside the implant. If contaminated saline should enter the body, the effects may be dangerous.

The TRILUCENT Breast Implant is filled with natural triglycerides with the same chemical composition as the triglycerides of normal human fat. And the same triglycerides used in TRILUCENT (USP soy oil) have been used medically for over 40 years as intravenous nutrition for seriously ill patients and premature infants. Studies indicate that triglycerides will not support bacterial or fungal growth, and will simply be absorbed and digested by the body's natural mechanisms in case of leakage -- whatever the cause. In some cases, a mild, localized inflammation or redness may temporarily occur. Theoretically, a small collection or "cyst" might remain which your doctor could drain.

SHELL FORMULATION TO RESIST WEAR
Silicone shells are used in all breast implants because this solid form of silicone is strong, elastic and will stretch with breast movement. The silicone shell used in the TRILUCENT Breast Implant is specially formulated to retain its structural strength over time. This shell design, coupled with the triglyceride filler, drastically reduces the possibility of implant leakage from shell wear and friction. The specially formulated shell also virtually eliminates silicone residuals from entering the tissues.

THE VIGILANCE(TM) IDENTIFICATION SYSTEM AND THE IMPORTANCE OF IMPLANT IDENTIFICATION
Because any implantable device may cause concern or need to be checked at some point, it is important to be able to identify the implant, its origin and its history, even years after surgery.

LipoMatrix, Inc., has developed the Vigilance(TM) implant identification system that allows privacy and confidentiality while enabling future identification of your TRILUCENT implant should it become necessary. The transponder microchip, which contains a unique code number for the implant, generates no power or radiation. It is laminated within the breast implant shell. Data associated with this unique identification system can only be accessed with your permission. The transponder will not interfere with routine tests or future medical procedures that you may have. Should it become necessary to identify your breast implant, even if your records have been lost or if you have forgotten important details about the implantation surgery or the device itself, a simple hand-held reading device will allow your surgeon to access information about your implant. This feature assures you that LipoMatrix always acknowledges responsibility for the implants it manufactures. No other breast implant has this feature.

CAPSULAR CONTRACTURE/CALCIFICATION
The most common problem with any type of breast implant is a slowly developing firmness called "capsular contracture." The body's natural response creates a layer of scar tissue ("capsule") around the entire surface of any type of implant. Ideally, the scar capsule will remain thin and pliable. However, if the scar tissue shrinks and thickens (contracts), it may compress the implant, making the breast round and firm, sometimes tender and immobile. Capsular contracture can start anytime after surgery, even several years later, most commonly on one side only. Often, capsular contracture does not occur at all.

Because some form of scar capsule always occurs with a breast implant, capsular contracture is considered an inherent risk of a breast implant. No one is sure of the cause, and some women have no scar problems. However, it is believed that the surgical method -- whether placing the implant under the chest muscle or above -- as well as the composition and surface treatment of the shell, can combine to modify the body's response. This is why the TRILUCENT Breast Implant is available with a new textured shell design which may reduce scar formation in most applications. Always discuss treatment of capsular contracture with your surgeon.

Any surgery or injury to the breast may produce small spots of calcium which may be seen on mammography. These deposits may not occur until years after surgery and occasionally a biopsy may be necessary to confirm that the spots are harmless.

WRINKLING AND RIPPLING
Any fluid-filled implant (including TRILUCENT) may exhibit some wrinkling of the implant shell. If breast tissue is very thin, these wrinkles can show as visible ripples, especially when leaning forward without a brassiere. Wrinkling can also produce little corners on the implants that can sometimes be felt if the breast tissue is very thin.

                                       ***

The above discussion reviews common risk factors associated with breast implants. Some specific features of the TRILUCENT(TM) Breast Implant are discussed. It is not intended to be an exhaustive review, nor does it provide a complete representation of the breast surgery itself, which may differ from patient to patient. Other implants may pose additional risks. You should discuss all of the information in this booklet, in detail, with your surgeon. Also ask him or her to discuss the risks of other implants as well as the surgical procedure with you, so you understand all factors concerning your breast implant and your surgery -- before the procedure.

PART III
RARE OR UNKNOWN RISK FACTORS ASSOCIATED WITH BREAST IMPLANTS

AUTO-IMMUNE AND CONNECTIVE TISSUE DISEASE
A possible connection has been drawn in the medical literature between certain types of breast implants and auto-immune diseases (connective tissue disorders such as scleroderma, rheumatoid arthritis, lupus, etc.). These disorders are rare and an actual cause- and-effect relationship between breast implants and these diseases has neither been proved nor disproved. Recent studies strongly suggest no connection.

TRILUCENT implants contain only the solid silicone-rubber of the shell. In millions of patients with solid silicone-rubber implants (for example, finger joints), there has been no reported association of these implants with auto-immune disease.

Fat Emboli Formation (oil droplets in the blood)
Although there is no evidence that fat emboli can occur as a result of triglycerides being released into the blood in the event of implant rupture, there is a theoretical risk that this can occur.

POTENTIAL PROBLEMS OF FAT METABOLISM
In the event of TRILUCENT leakage in a normal, healthy individual, the amount of fat (oil) released is expected to be digested (metabolized) by the body over a period of several weeks without ill effect. However, if you have a known cholesterol problem, or other disease of fat metabolism (for example, pathologic hyperlipemia, lipoid nephrosis, acute pancreatitis with hyperlipidemia, etc.), it should be discussed thoroughly with your surgeon before opting for a triglyceride filled breast implant.

BREAST IMPLANTS AND CANCER
There is presently no scientific evidence that links breast implants with cancer. Recent mass surveys from several sources show only normal and expected (or even lower than expected) rates of breast cancer in women with breast implants. Further studies are in progress.

BIRTH DEFECTS
Animal studies conducted to date show no evidence that birth defects are related or caused by breast implants. However, to rule out that possibility with humans, further scientific studies are continuing to determine whether breast implants can be associated with birth defects.

BREAST FEEDING
Breast implantation usually does not interfere with breast feeding since the implant is inserted under -- not in -- the breast tissue. Most women report no difficulties in nursing after implantation, though some individuals experience difficulty with breast feeding even without implants. If breast feeding is a concern of yours, please discuss the issue in detail with your doctor before surgery.

PART IV:
SURGICAL RISKS AND COMPLICATIONS ASSOCIATED WITH BREAST IMPLANTATION

BLEEDING AND HEMATOMA
Any operation carries the risk of bleeding or hematoma (collection of congealed blood in the tissues). Active or sudden bleeding after implant surgery is unusual, but can be controlled and corrected by your surgeon. Small hematomas will be absorbed by your body like any bruise, but a large one may have to be drained to permit proper healing. Sometimes, hematoma may contribute to the scar (capsule) around the breast implant.

SEROMA
Seroma is a collection of fluid around the implant or in the incision space as a result of tissue irritation. Seromas seldom cause a long-term problem, but occasionally require drainage.

INFECTION
Infection -- indicated by swelling, tenderness, pain and fever -- may occur in the immediate post-operative period after any type of surgery. Infection is rare after breast implant surgery and is usually treated by antibiotics; but in severe cases, drainage and implant removal may be required.

CHANGES IN NIPPLE AND BREAST SENSATION
Any breast surgery, including biopsy or breast implant surgery, can result in increased or decreased sensation of the breast and/or the nipple. This change can vary in degree and is usually temporary. Occasionally, changes in sensation may be permanent.

INJURY TO THE BREAST IMPLANT
Rarely, the implant may be weakened or torn by certain medical or surgical interventions. For example, a closed or open capsulotomy in the treatment of capsular contracture could result in such an implant injury.

COSMETIC COMPLICATIONS
While your surgeon takes every possible precaution, before and during surgery, to ensure a satisfactory result, there are still factors which may interfere with a satisfactory appearance of the breast after surgery. The most common reasons for dissatisfaction after breast implantation are: firmness or distortion of the breast, implant size, scar location or appearance, implant displacement and asymmetry (unequal size or shape). Please discuss all these factors with your surgeon before the operation.

OTHER RISKS
There have been anecdotal reports of rare, isolated or unusual breast implant problems. Please discuss all potential problems with your doctor before the surgery.

PART V:
THE LIPOMATRIX PATIENT PROTECTION PLAN

LipoMatrix, Inc., is proud of its products -- and we stand behind them. When you receive a TRILUCENT Breast Implant you can be assured that every effort has been made to produce a reliable, long-lasting implant. However, no implant can be guaranteed to last a lifetime. For this reason, LipoMatrix, Inc., offers each recipient of the TRILUCENT Breast Implant, the Patient Protection Plan.

REGISTRY PARTICIPATION -- THE KEY
For your protection, and to help ensure that information regarding your implant will be available to any doctor that you may choose in the future, LipoMatrix, Inc., maintains a Registry for your TRILUCENT Breast Implant(s). Although participation is optional, it is strongly recommended that you participate in our Patient Protection Plan. Registry participation entitles you to warranty protection. (See below.) Benefits you may elect to receive as a member of the Registry, in addition to the Warranty, include device related updates, etc. Information recorded in the Registry about your implant and the surgical procedure will be used by the Company to send patients and their surgeons device updates, to meet the Company's warranty obligations, for scientific or medical research purposes, or in connection with national or foreign regulatory or judicial proceedings.

As the manufacturer of the TRILUCENT Breast Implant, LipoMatrix feels it is our responsibility to offer you this service. Your participation, however, relies on you to discuss all aspects of implant identification and registry with your surgeon. He or she will provide you with the necessary information needed to join the Registry. In addition, you and your surgeon need to complete the information required within the Implant Registry and Warranty Pack which is sealed inside each TRILUCENT Breast Implant package. This Implant Registry and Warranty Pack will not be available to you until after the surgery. Make sure your surgeon provides you with the Implant Registry and Warranty
Pack for each TRILUCENT Breast Implant you receive.

THE TRILUCENT(TM) WARRANTY
The Patient Protection Plan features a substantial Warranty against any implicit defect in the implant. You automatically qualify for this warranty as long as you and your surgeon have signed the Patient Advisory and Consent document included at the end of this booklet and you participate in the Implant Registry for TRILUCENT.

The Warranty means that if any TRILUCENT(TM) Breast Implant should fail -- that is, leak and lose volume, for any reason except medical or surgical manipulation of the implant (for example, closed or open capsulotomy, or surgical implant adjustment) -- within five (5) years after implantation, LipoMatrix will provide a TRILUCENT replacement implant of the same volume without cost to you or your surgeon.

It is understood that deflation or implant rupture can occur even many years after surgery. Our obligation within the Warranty shall extend to providing a replacement implant only as specifically provided for under the terms and conditions of the Warranty.

You are solely responsible for the choice of your surgeon and LipoMatrix does not assume any liability whatsoever for any damage caused by acts or omissions of the surgeon. Furthermore, this warranty is in lieu of and excludes all other warranties not expressly set forth herein, whether express or implied by operation of law or otherwise, subject to a mandatory warranty which cannot be excluded under applicable laws.

The only preconditions for receiving this warranty coverage are (i) the signing of the Patient Advisory and Consent document, (ii) entering the Registry for each implant you receive, (iii) having your implant returned to LipoMatrix should it need to be removed, so that it can be analyzed, and (iv) arranging for the treating surgeon to send records to LipoMatrix confirming that the cause of the leakage was not due to medical intervention.

The signature portion of this Patient Advisory and Consent document should be signed by you and your surgeon after reviewing and discussing all points covered in this booklet. Also, make sure you ask your surgeon to provide you with the Implant Registry and Warranty Pack enclosed with each TRILUCENT Breast Implant so that you may enter the Registry for each implant you receive.

PART VI:
THE TRILUCENT(TM) BREAST IMPLANT PATIENT ADVISORY AND CONSENT

To the Surgeon: The following items should be discussed with your patient prior to breast implant surgery. Please check each item as it is discussed.

IMPLANT CHOICES AND ALTERNATIVES

/ /      Types available (other than TRILUCENT)
/ /      Advantages and disadvantages of each type
/ /      Type to be used and why

General Information about TRILUCENT Breast Implant relative to other types of implants

/ / Advisability of initial mammography prior to breast implantation in patients over 35
/ / Risk of compromised detection of early breast cancer, even with improving mammography techniques and despite TRILUCENT(TM) Breast Implants
/ / Uncertain life span of implant, including possibility of rupture, leakage or deflation.
/ /      Risk of tissue damage from implant filler if implant leaks or ruptures
/ /      Possible need for future replacement implant
/ / Nature and unpredictability of capsular contracture (firmness of the breast caused by shrinking scar) and its physical effects
/ / Treatment options for scar capsules, including capsulotomy (release of scar by surgery or external compression) and risks
/ /      Possibility of late calcification of capsules

RARE OR UNKNOWN RISK FACTORS

/ / Rare and unsubstantiated, but possible relationship to connective tissue disorders such as arthritis, scleroderma, lupus, etc.
/ / Inadvisability of TRILUCENT Breast Implants in patients with lipid metabolism problems.
/ /      Possible effects on breast feeding, if any.

SURGICAL/MEDICAL TREATMENT RISKS AND COSMETIC COMPLICATIONS

/ / Description of alternative operative procedures, sub-glandular vs. sub-muscular
/ /      Preferred technique and why
/ /      Anticipated size, shape and aesthetics
/ /      Constraints of individual's anatomy
/ / Available methods of anesthesia/sedation and discussion of surgeon's preference
/ /      Post-operative recovery time and limitation of normal activities
/ /      Infection
/ /      Hematoma (blood clot)
/ /      Bleeding requiring a return to surgery
/ /      Chronic breast pain
/ /      Location and variable nature of scar (all possible incisions)
/ /      Excess or obvious scar
/ /      Injury or rupture of the implant by capsulotomy or other intervention
/ /      Asymmetry
/ /      If asymmetry exists, complete correction unlikely
/ /      Changes in nipple sensation
/ /      General disappointment

Even though the surgical risks and complications cited in this Patient Advisory and Consent occur infrequently, these are particular to breast implant surgery. Other complications can occur but are less common.

/ /      Patient does wish to have the rare complications described
/ /      Patient does not wish to have the rare complications described

ECONOMIC ISSUES

/ /      Cost of Procedure
/ /      Responsibilities for possible later revisions or complications
/ / Health insurance carriers may exclude coverage for breast operations of any kind that involve implants

The practice of medicine and surgery is not an exact science. Although satisfactory results are expected, there is no guarantee or warranty, expressed or implied, as to the results that may be obtained.

PATIENT ACKNOWLEDGMENT
"I certify that I independently selected my own surgeon. I have read and understood all of the above and that all the blank spaces were checked or filled in prior to my signature.

I understand that if I choose to bring legal action against the manufacturer of the TRILUCENT(TM) Breast Implant, I have the right to do so. However, I agree that any such legal dispute must be decided (i) through arbitration in the country and city where I had my operation; (ii) under the laws of the country and city where I had my operation; and (iii) through binding arbitration according to the rules of Conciliation and Arbitration of the International Chamber of Commerce".

I understand and acknowledge that the foregoing choice of arbitration excludes the jurisdiction of any other courts."


PATIENT SIGNATURE:                   NAME IN PRINT:                   DATE:


---------------------             ---------------------          ---------------

SURGEON ACKNOWLEDGMENT:
"I certify that I (or a member of my staff) have discussed all of the above with the patient, in a language that the patient understands, and have offered to answer any questions regarding the procedure. I believe that the patient fully understands the explanations given and the answers provided."


SURGEON SIGNATURE:                   NAME IN PRINT:                   DATE:


---------------------             ---------------------          ---------------

MANUFACTURER ACKNOWLEDGMENT:
"LipoMatrix certifies that the TRILUCENT Breast Implant is produced under internationally recognized standards for quality. LipoMatrix has developed this communication to provide information it believes will be helpful to patient and surgeons alike. LipoMatrix specifically agrees to be bound by the arbitration clause set forth hereabove under the heading "Patient Acknowledgment."


SIGNED:


---------------------
President and Chief Executive Officer


(white copy to patient/yellow copy to chart)

                    A GLOSSARY OF COMMON BREAST IMPLANT TERMS

         TERM                                  DEFINITION
--------------------------------------------------------------------------------
capsule                          a scar that always forms around any implantable
                                 device placed in the body-including breast
                                 implants.
--------------------------------------------------------------------------------
capsular contracture             tightening and thickening of the normal capsule
                                 around an implant-sometimes causing a feeling
                                 of firmness or discomfort. (See "texture.")
--------------------------------------------------------------------------------
capsulotomy                      procedure for relieving the scar contracture
                                 around an implant. A closed capsulotomy is an
                                 external force applied by the surgeon to
                                 manually "break" the internal scar. An open
                                 capsulotomy is a surgical means of relieving
                                 scar contracture.
--------------------------------------------------------------------------------
filler                           the material contained within the shell of a
                                 breast implant, commonly consisting of
                                 silicone-gel, saline or triglyceride.
--------------------------------------------------------------------------------
mammography                      diagnosis of breast lumps by X-ray.
--------------------------------------------------------------------------------
radiolucent                      material that will allow X-ray to penetrate
                                 through in order to allow breast gland tissue
                                 to be visible. Breast fat and triglycerides are
                                 both radiolucent.
--------------------------------------------------------------------------------
saline implant                   a type of breast implant containing salt-water
                                 (saline) as a filler.
--------------------------------------------------------------------------------
shell                            the outer envelope of a breast implant.
                                 Implant shells are always made of solid
                                 silicone elastomer (rubber).
--------------------------------------------------------------------------------
silicone                         a man-made substance that can be engineering in
                                 many forms-from liquid to gel to solid.
                                 Silicone is used in solid form in many types of
                                 medical implants because the body tolerates
                                 solid silicone so well.
--------------------------------------------------------------------------------
silicone-gel implant             a type of breast implant containing a semi-
                                 fluid type of silicon-a gel.
--------------------------------------------------------------------------------
texture                          surface treatment of an implant shell to
                                 roughen it, attempting to reduce the tendency
                                 for the scar capsule to contract.
--------------------------------------------------------------------------------
transponder microchip            a miniature marker that can be sealed
                                 within the implant shell and contains a "serial
                                 number" of the implant-for future
                                 identification if necessary.
--------------------------------------------------------------------------------
triglyceride                     natural oil (fat).
--------------------------------------------------------------------------------
Trilipid-Z6(TM)                  super refined, medical-grade oil from soybean;
                                 found in the TRILUCENT(TM) Breast Implant.
--------------------------------------------------------------------------------
TRILUCENT(TM) implant            new type of breast implant filled with
                                 natural TRIglycerides and having the property
                                 of being radio LUCENT.
--------------------------------------------------------------------------------
Vigilance(TM) ID system          means of implant identification using
                                 transponder microchip and a computerized
                                 databank of an implant's history.
--------------------------------------------------------------------------------
Z-number                         an indicator of radiolucency.  Both breast fat
                                 and Trilipid-Z6(TM) have a Z-number of about
                                 6. Both are radiolucent.

     Supply Agreement for the Trilucent(TM) Breast Implant manufactured by LipoMatrix, Incorporated, Neuchatel, Switzerland

Breast implants have been subject to intense regulatory and legal scrutiny of late. We, the undersigned, believe that all parties involved in providing TRILUCENT Breast Implants to patients bear certain responsibilities to patients who may receive these implants.

Therefore, in the spirit of good manufacturing, distribution and clinical practices for the dispensation of TRILUCENT Breast Implants, Manufacturer, Distributor and Surgeon agree, apart from any commercial considerations that may apply, to commit to the following principles for the protection and informed choice of patients -

THE MANUFACTURER'S COMMITMENT:

Confidential Treatment Requested

THE DISTRIBUTOR'S COMMITMENT:

Confidential Treatment Requested


THE SURGEON'S COMMITMENT:

Confidential Treatment Requested

THIS AGREEMENT IS SIGNED:
FOR LIPOMATRIX, THE MANUFACTURER, BY TERRY R. KNAPP, M.D., MEDICAL DIRECTOR:
(PREPRINTED SIGNATURE OF TRK)

For (DISTRIBUTOR NAME), the Distributor, by

                                Date:
------------------------------         -------------------

AS THE SURGEON,

                                Date:
------------------------------         -------------------


SEE NOTICE REGARDING IMPLANT REGISTRY AND PERSONAL INFORMATION ON REVERSE SIDE

                                    EXHIBIT B

                          STOCKHOLDER OPTION AGREEMENT

                                                                       EXHIBIT B

                        THE TRILUCENT(TM) BREAST IMPLANT
                       -- PATIENT ADVISORY AND CONSENT --

PART I:
IMPORTANT INFORMATION ABOUT BREAST IMPLANTS

As manufacturer of the TRILUCENT(TM) Breast Implant, LipoMatrix, Inc., has carefully assessed potential risk factors associated with breast implants and has taken precautions in the manufacture of our product. These factors include
     - compatibility of implant materials with the body and its systems
     - need for radiolucency of the implant for better mammography
     - need for long-term identification of the implant after it has been inserted.

A most important aspect to understand is that breast implants, like any part of your body, will age. A breast implant is classified as a medical device, and like any man-made object, may eventually wear out despite the very best materials and manufacturing techniques. Should that ever happen, it is important that no harm come to you. You and your surgeon should discuss the life expectancy of your implant and what to expect if your implant should need replacement.

To further assure you of our commitment to your well-being, LipoMatrix provides a Patient Protection Plan, consisting of a Registry and a Warranty, for recipients of the TRILUCENT Breast Implant.

                                                                       EXHIBIT B


                          STOCKHOLDER OPTION AGREEMENT

         THIS STOCKHOLDER OPTION AGREEMENT is entered into this ____ day of _______ 1995 among the undersigned stockholders (the "Stockholders") of LipoMatrix, Inc., a British Virgin Islands corporation ("LipoMatrix") and Collagen Corporation, a Delaware corporation ("Collagen").

         WHEREAS, Collagen and LipoMatrix have entered into a License, Supply and Option Agreement dated _________, 1995 (the "Master Agreement"). The Master Agreement provides that, in certain circumstances, LipoMatrix may offer to purchase all outstanding shares or warrants of LipoMatrix held by Collagen ("LipoMatrix Offer"). The Board of Directors of Collagen shall be obligated either to accept such offer or to agree to purchase all shares or warrants of LipoMatrix at the same price ("Collagen Purchase Option"). If Collagen elects to purchase LipoMatrix's shares or warrants, LipoMatrix shall be obligated to sell.

         WHEREAS, All present and future holders of more than 5% of the outstanding voting securities of LipoMatrix shall be obligated to agree to the above Collagen Purchase Option and to the ability of the LipoMatrix Board of Directors to trigger the LipoMatrix Offer on their behalf.

         WHEREAS, the Stockholders own those number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of LipoMatrix ("Shares"), listed opposite their names on Exhibit A attached hereto; and

         WHEREAS, as a condition to its willingness to enter into the Master Agreement, Collagen has requested that the Stockholders agree, and the Stockholders have agreed, severally and not jointly, to grant Collagen an irrevocable option as set forth herein to purchase up to an aggregate amount of approximately __________ Shares (subject to adjustment as provided herein);

         NOW, THEREFORE, to induce Collagen to enter into, and in consideration of it entering into, the Master Agreement, and in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

         1.      Stockholder Option.

                 (a) Grant of Stockholder Option. Each Stockholder, severally and not jointly, hereby grants to Collagen an irrevocable option (the "Stockholder Option", and collectively the "Stockholder Options") to purchase the number of outstanding shares (as adjusted for stock splits, stock dividends, or combinations of shares) of Common Stock, Series A Preferred Stock and Series B Preferred Stock set forth next to such Stockholder's name on Exhibit A attached hereto (the "Optioned Shares") in the event Collagen has exercised the Collagen Purchase Option, all in accordance with Section 6 of the Master Agreement. The parties acknowledge that Collagen may exercise the Collagen Purchase Option only if LipoMatrix first makes the LipoMatrix Offer to purchase Collagen's interest in LipoMatrix's equity.

                 (b) Exercise of Option. Provided that Collagen shall have exercised the Collagen Purchase Option, Collagen may exercise the Stockholder Options in whole, and not in part, at any time (provided that all the Stockholder Options must be exercised). In the event that Collagen wishes to exercise the Stockholder Option, Collagen shall give written notice (the date of such notice being herein called the "Notice Date") to the Stockholder specifying the date it will purchase pursuant to such exercise (not later than ten business days and not earlier than five business days from the Notice Date) for the closing of such purchase, which closing shall occur in Palo Alto, California or such other place as the parties may agree. In the event that Collagen exercises the Stockholder Option, Collagen will promptly offer to purchase all other outstanding shares, and rights to acquire shares, of LipoMatrix at the same price and terms as those set forth in the Stockholder Option.

                 (c) Payment of Purchase Price and Delivery of Certificates for Optioned Shares. At any closing hereunder,

                          (1) against delivery of the certificates and warrants
set forth in (2) below, Collagen will make payment to each Stockholder either in next day funds by certified or official bank check payable to the order of such Stockholder, or with a certificate for registered (with the Securities and Exchange Commission under a Registration Statement) or freely tradable Common Stock of Collagen, and

                          (2) against such payment, such Stockholder will
deliver to Collagen his certificate or certificates representing the number of Optioned Shares so purchased, duly endorsed for transfer to Collagen and instruct LipoMatrix and its transfer agent to deliver to Collagen a certificate or certificates representing the Optioned Shares, registered in the name of Collagen, with applicable legends regarding "restricted securities" under the Securities Act of 1933 and the Rules and Regulations thereunder ("Securities Act").

         2.      Proxy.

                 (a) Revocation of Prior Proxies. Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder's Optioned Shares.

                 (b) Grant of Proxy. By entering into this Agreement, each Stockholder hereby grants a proxy with respect to such Stockholder's Optioned Shares appointing Collagen as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in favor of the acquisition of LipoMatrix by Collagen by merger pursuant to Section 6 of the Master Agreement upon exercise of the Collagen Purchase Option ("Merger") (whether the form of the consideration is cash or stock). Collagen agrees to execute the proxy granted by each Stockholder by voting in favor of the Merger pursuant to the Master Agreement. The proxy granted by each Stockholder pursuant to this Section 2 is irrevocable and is granted in consideration of Collagen's entering into this Agreement and the Master Agreement.

         3. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Collagen, severally and not jointly, and only with respect to such Stockholder's Optioned Shares, as follows:

                 (a) Ownership. Such Stockholder is the sole, true, lawful and beneficial owner of the number of Optioned Shares set forth opposite his name on Exhibit A attached hereto with no restrictions on such Stockholder's voting rights or disposition pertaining thereto, except for any vesting restrictions or pursuant to this Agreement. None of such Stockholder's Optioned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

                 (b) Good and Marketable Title. Upon delivery of the consideration for the Optioned Shares, Collagen will receive good and marketable title to the Optioned Shares, free and clear of all liens, encumbrances, equities, security interests, restrictions on transfer and claims whatsoever, except as the transfer of the Optioned Shares may be restricted by the Securities Act or subject to vesting.

                 (c) Authority. Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been or will be duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by each Stockholder and is valid, binding and enforceable against such Stockholder in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         4. Representations and Warranties of Collagen. Collagen hereby represents and warrants to LipoMatrix and the Stockholders as follows:

                 (a) Authority. Collagen has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Collagen of the transactions contemplated hereby have been or will be duly authorized by all necessary corporate action on the part of Collagen. This Agreement has been duly executed and delivered by Collagen and constitutes a valid and binding obligation of Collagen enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                 (b) Securities Act. Any Optioned Shares purchased by
Collagen will be acquired for its own account and not with a view to any public distribution thereof and Collagen will not transfer any Optioned Shares so acquired except in compliance with the Securities Act.

         5. Term. Each Stockholder Option and proxy shall expire on the earliest of (i) the termination of the Collagen Purchase Option under Section 6.4 of the Master Agreement, (ii) the termination of the Master Agreement, or (iii) the termination of this Agreement.

         6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties without the prior written consent of the other parties, except that Collagen may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly-owned subsidiary. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         7. General Provisions.

                 (a) Applicable Law. This Agreement shall be construed in accordance with, and all the rights, powers and liabilities of the parties hereunder shall be governed by, the laws of the State of California.

                 (b) Arbitration. The parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within sixty days after notification in writing by either party to the other concerning such dispute, either party may submit such dispute to arbitration by three arbitrators under the Rules of the American Arbitration Association. One arbitrator shall be selected by Collagen, one arbitrator shall be selected by LipoMatrix and the third arbitrator shall be selected by the first two arbitrators. The place of arbitration shall be San Francisco, California. The arbitrator's decision shall be final conclusive, and binding and judgment and any arbitration award or decision may be entered in any court of competent jurisdiction. Expenses and fees of such arbitration shall be borne by the non-prevailing party in such arbitration (see Section 7(f) below).

                 (c) Entire Agreement. This Agreement sets forth the entire Agreement and understanding of the parties relating to its subject matter and merges all prior discussions and agreements between them, including without limitation any non-disclosure or confidentiality agreement prior to the date hereof. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties.

                 (d) Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the remaining provisions of this Agreement will stay in force. In addition, the parties agree to negotiate in good faith a provision to replace the provision found invalid or unenforceable that will have, to the extent possible, the same economic effect.

                 (e) Notices. All notices required or to be given pursuant to this Agreement shall be in writing, shall be effective upon receipt and shall be delivered in person or by first class mail, postage prepaid, and if to Collagen, to the following address, and if to a Stockholder, to such Stockholder's address as provided in LipoMatrix's records.

                                  Collagen Corporation
                                  1850 Embarcadero Road
                                  Palo Alto, California, U.S.A. 94303
                                  Attention:  President

                 (f) Attorney's Fees. If a dispute arises pursuant to this Agreement, the prevailing party shall be entitled to receive its attorney's fees and costs in connection with such dispute, as determined by the arbitrator or court.

                 (g) Force Majeure. Each of the parties shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues plus thirty days after the termination of such condition. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of LipoMatrix or Collagen, including without limitation acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and failure of public utilities or common carriers.

                 (h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                 (j) Specific Performance. Each of the parties agrees that the others shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if any party shall fail or threaten to fail to perform any of its obligations under this Agreement.

                 (k) Waiver of Conflict. EACH PARTY TO THIS AGREEMENT THAT HAS BEEN OR CONTINUES TO BE REPRESENTED BY VENTURE LAW GROUP ("VLG") HEREBY ACKNOWLEDGES THAT RULE 3-310 OF THE RULES OF PROFESSIONAL CONDUCT PROMULGATED BY THE STATE BAR OF CALIFORNIA REQUIRES AN ATTORNEY TO AVOID REPRESENTATIONS IN WHICH THE ATTORNEY HAS OR HAD A RELATIONSHIP WITH ANOTHER PARTY INTERESTED IN THE REPRESENTATION WITHOUT THE INFORMED WRITTEN CONSENT OF ALL PARTIES AFFECTED. BY EXECUTING THIS AGREEMENT, EACH SUCH PARTY GIVES HIS OR ITS INFORMED WRITTEN CONSENT TO THE REPRESENTATION OF LIPOMATRIX BY VLG IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, Collagen and Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            COLLAGEN CORPORATION

                                            By:
                                               ----------------------------
                                            Title:
                                               ----------------------------

                                            STOCKHOLDERS

                                            -------------------------------
                                            (Print or Type Name)
                                            -------------------------------
                                            (Signature)
                                            -------------------------------
                                            (Title)

                                CONSENT OF SPOUSE

         Each of the undersigned, being the spouse of the above-named Stockholder, does hereby acknowledge that she has read and is familiar with the provisions of the above Agreement, and she hereby agrees thereto and joins therein to the extent, if any, that her agreement and joinder may be necessary.

STOCKHOLDERS:                                    SPOUSE:

---------------------------------                ----------------------------
(Print or Type Name)                             (Print or Type Name)
---------------------------------                ----------------------------
(Signature)                                      (Signature)
---------------------------------                ----------------------------
(Title)                                          (Title)

                                    EXHIBIT A

               Stockholder                             Optioned Shares